Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use and incorporation by reference of our reports dated March 26, 2012 on the financial statements (as listed at Exhibit A) of the Columbia Funds Series Trust II included in the Annual Reports for the period ended January 31, 2012, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

May 25, 2012

Exhibit A

LIST OF FUNDS

Columbia Income Builder Fund
Columbia Portfolio Builder Conservative Fund
Columbia Portfolio Builder Moderate Fund
Columbia Portfolio Builder Moderate Aggressive Fund
Columbia Portfolio Builder Aggressive Fund
Columbia Portfolio Builder Moderate Conservative Fund